UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2007

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.
of incorporation)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 16, 2007, Intel’s stockholders approved the amendment and extension of the Intel Corporation 2006 Equity Incentive Plan (as amended, the “Plan”) to: (1) extend the term of the Plan to June 30, 2010, (2) reserve an additional 119 million shares for a total authorization of 294 million shares of Intel common stock for issuance under the Plan, and (3) add a claw-back provision for executive officers.

The Plan provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units (“RSUs”) to eligible full-time and part-time employees and non-employee directors. The Compensation Committee (the “Committee”) determines which employees will participate in the Plan, as well as the terms of employee grants, and the Board determines the terms of grants to non-employee directors. The Committee has delegated authority to a committee consisting of the CEO to grant awards to non-executive employees within limits and a budget pre-approved by the Committee. An aggregate of 294 million shares have been reserved for issuance as awards over the term of the Plan, subject to adjustment only to reflect stock splits and similar events.

Stock options granted under the Plan may not have a term longer than seven years, except that up to 7 million shares may be used for long-term executive retention stock option grants having a term no longer than 10 years. No more than 168 million shares may be issued as restricted stock or restricted stock unit awards under the Plan. Within these 168 million shares of restricted stock or RSUs, up to an aggregate of 100,000 shares may be issued under the Plan as employee recognition stock awards having no minimum vesting period. The Plan limits awards to any employee participant in any single calendar year to no more than 3 million shares subject to stock options or stock appreciation rights and no more than 2 million shares subject to restricted stock or restricted stock unit awards. No more than 30,000 shares may be subject to awards granted to any non-employee director in a single calendar year. Awards under the Plan may be conditioned on continued employment, the passage of time or the satisfaction of performance vesting criteria, which criteria may be based on financial and business performance criteria. Vesting requirements are determined by the Committee, provided, however, that stock options and stock appreciation rights shall not first become exercisable in less than one year and restricted stock or restricted stock units shall not vest in less than pro rata installments over three years, unless vesting is based on the achievement of performance criteria, in which case such performance vesting criteria may not be based on a period of less than one year.

If the Committee should determine that an executive officer has engaged in an act of embezzlement, fraud, or breach of fiduciary duty that contributed to an obligation to restate Intel’s financial statements, the new claw-back provision requires the officer to repay proceeds from the sale of equity awards within the 12-month period following the first public issuance or filing with the SEC of the financial statements required to be restated.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is attached hereto as Exhibit 10.1. For additional information regarding the Plan, refer to Proposal 3 (Approval of Amendment and Extension of the 2006 Equity Incentive Plan) on pages 43-50 of our 2007 Proxy Statement, as filed with the Securities and Exchange Commission on March 27, 2007, which is incorporated herein by reference.

On May 16, 2007, Intel’s stockholders approved the 2007 Executive Officer Incentive Plan (“2007 EOIP”). The 2007 EOIP, in which the company’s executive officers participate, is a cash-based, pay-for-performance incentive program.

Executive officers, as determined by the Committee, are eligible to participate in the 2007 EOIP. The 2007 EOIP includes a formula to calculate the maximum annual incentive payout for each executive officer. The 2007 EOIP incentive formula has three variables: (1) the executive officer’s annual incentive baseline amount, which the Committee determines annually for each participant, (2) a plan multiplier for the year, which is the sum of three components, described below (“Plan Multiplier”), and (3) an individual performance adjustment, as determined each year by the Committee (the “Individual Performance Adjustment”). The Committee will determine each executive officer’s Individual Performance Adjustment based on a subjective, discretionary criteria. Individual performance adjustments are expected to be between 90% and 110%, with most executive officers receiving 100%.

At the end of the year, Intel multiplies each executive officer’s incentive baseline amount by the Plan Multiplier and the Individual Performance Adjustment to calculate the executive officer’s maximum annual incentive payout for that year. The 2007 EOIP has a cap limiting each executive officer’s annual incentive payout to a maximum annual amount of $10,000,000. After each executive officer’s maximum annual incentive payout has been calculated under the formula, the Committee has the discretion to reduce, but not increase, that amount to arrive at the executive officer’s incentive payment. The 2007 EOIP does not specify the criteria that the Committee must use in exercising its discretion to reduce the incentive payment and it also does not require the Committee to make any reductions.

The Plan Multiplier is the sum of the following three components: (1) the absolute financial component; (2) the relative financial component; and (3) the operational component. The absolute financial component is calculated by dividing Intel’s current-year net income by Intel’s average net income over the previous three years. The relative financial component is calculated by Intel’s annual net income growth (plus 1) divided by the simple average of the annual net income growth for the S&P 100 and the technology peer companies (plus 1) (the “market net income”). The operational component is based on performance against operational goals under success criteria approved by the Committee each year.

For purposes of the absolute financial and relative financial components, Intel’s net income and the market’s net income may be adjusted based on a criteria selected by the Committee in its sole discretion. Such criteria may include asset write-downs; acquisition-related charges; litigation, claim judgments, settlements, or tax settlements; the effects of changes in tax law, changes in accounting principles, or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; unrealized gains or losses on investments; gains or losses from discontinued operations; consolidated operating results attributable to acquisitions; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year.

Operational goals may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group. Operational goals will include any one or more of the following performance criteria: Financial/Stock Performance (revenue, operating income or net operating income, operating profit or net operating profit, operating margin or profit margin, earnings before interest, taxes, and amortization, income or net income, earnings per share, cash flow, return on equity, return on capital, return on assets or net assets, return on operating revenue, return on invested capital, total stockholder return, stock price performance); Product Design/Development Roadmap (new product innovation, product release schedules, product ship targets, product cost reduction through advanced technology); Cost/Productivity Improvements (performance against cost and productivity goals, inventory/supply chain management initiatives, initiatives/projects related to improvements in infrastructure/support systems, including Human Resources, Information Technology, and Finance, effectiveness of investment strategies toward stated goals), and Market Acceptance/Customer Satisfaction (customer satisfaction, brand recognition/acceptance, market segment share). The Committee may use other criteria that it determines are appropriate to measure the performance of an individual in carrying out his or her assigned duties and responsibilities, as defined within the first 90 days of the performance period.

The 2007 EOIP’s claw-back provision provides that Intel can recoup any excess amounts that were paid as a result of Intel’s net income having been overstated. If Intel’s financial statements are the subject of a restatement due to error or misconduct, Intel may seek reimbursement of excess incentive cash compensation paid under the 2007 EOIP to all executive officers for the relevant performance periods.

The foregoing description of the 2007 EOIP is qualified in its entirety by reference to the actual terms of the plan, which is attached hereto as Exhibit 10.2. For additional information about the 2007 EOIP, refer to Proposal 4 (Approval of the 2007 Executive Officer Incentive Plan) on pages 50-53 of the company’s 2005 Proxy Statement, as filed with the Securities and Exchange Commission on March 27, 2007, which is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Report:

Exhibit Number	Description
10.1	Intel Corporation 2006 Equity Incentive Plan, as Amended and Restated Effective May 16, 2007
10.2	Intel Corporation 2007 Executive Officer Incentive Plan, Effective as of January 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 16, 2007	Cary I. Klafter Corporate Secretary